SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          APRIL 20, 2005
                                                -------------------------------

                       ANCHOR GLASS CONTAINER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

           0-23359                                       59-3417812
-------------------------------            ------------------------------------
   (Commission File Number)                (I.R.S. Employer Identification No.)

     ONE ANCHOR PLAZA, 4343 ANCHOR PLAZA PARKWAY, TAMPA, FLORIDA 33634-7513
               (Address of Principal Executive Offices) (Zip Code)

                                 (813) 884-0000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01     OTHER EVENTS

     On April 20, 2005, a consolidated amended class action complaint was filed in the United States District Court for the Middle District of Florida, Tampa Division entitled "Davidco Investors, LLC, individually and on behalf of all others similarly situated v. Anchor Glass Container Corporation, Darrin Campbell, Richard M. Deneau, Peter T. Reno, Joel A. Asen, James N. Chapman, Jonathan Gallen, George Hamilton, Timothy F. Price, Alan H. Schumacher, Lenard
B. Tessler, Credit Suisse First Boston, Merrill Lynch & Co., Lehman Brothers, Pricewaterhouse Coopers, LLC, Cerberus Capital Management, L.P., Cerberus International, Ltd., Cerberus Institutional Partners, L.P., Cerberus Institutional Partners (America), L.P. and Stephen A. Feinberg, Case Number 8:04-cv-2561-T- 24EAJ." Darrin J. Campbell ("Campbell") was the Registrant's former Chief Executive Officer and a former member of the Registrant's Board of Directors. Richard M. Deneau ("Deneau") was the Registrant's former Chief Executive Officer and a former member of the Registrant's Board of Directors. Peter T. Reno ("Reno") is the Registrant's Interim Chief Financial Officer. Alan
H. Schumacher, James N. Chapman, Jonathan Gallen, Timothy F. Price and Lenard B. Tessler are members of the Registrant's Board of Directors. Joel A. Asen and George Hamilton previously were members of the Registrant's Board of Directors. PricewaterhouseCoopers LLP is the Registrant's independent registered public accounting firm. Credit Suisse First Boston, Merrill Lynch & Co. and Lehman Brothers were underwriters of the Registrant's initial public offering of common stock. Cerberus Capital Management, L.P. ("Cerberus") is a New York investment management firm. Cerberus International, Ltd., Cerberus Institutional Partners, L.P. and Cerberus Institutional Partners (America), L.P. own shares of the Registrant's common stock. Stephen Feinberg exercises voting and investment authority over all securities of the Registrant owned by Cerberus International, Ltd., Cerberus Institutional Partners, L.P., Cerberus Institutional Partners (America), L.P., and certain private investment funds and managed accounts.

     The consolidated amended complaint was filed to amend the complaint filed by Davidco Investors, LLC previously disclosed in the Registrant's Form 8-K dated December 10, 2004. Four securities class action lawsuits brought against the Registrant have now been merged into this case. The lawsuit seeks to have the court determine recognition of a class action brought on behalf of all persons who purchased the Registrant's securities between September 25, 2003 and November 4, 2004 (the "Period") and alleges violations of Sections 11 and 15 of the Securities Act of 1933 (the "Securities Act") and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 thereunder. The lawsuit alleges that the Registrant and the other defendants, as applicable, violated Section 11 and 15 of the Securities Act due to alleged misrepresentations and omissions of material facts from the registration statement and prospectus relating to the Registrant's initial public offering by, among other things, incorporating financial statements which were allegedly false and misleading in violation of Generally Accepted Accounting Principles ("GAAP"). The lawsuit alleges the Registrant's "financial statements were false and misleading because in violation of GAAP they: (i) overstated the [Registrant's] cash flow, (ii) overstated the value of material amounts of inventory and property, which were obsolete and defective, causing net income and earnings per share to be materially overstated as a result, and (iii) overstated the shareholder's equity position in the Prospectus." In addition the lawsuit alleges the Registrant's prospectus failed to disclose "the contingent liabilities, risks and uncertainties that the Rolling Rock lost sales would have on the [Registrant's] Connellsville plant, and the [Registrant] as a whole." The lawsuit also alleges that the Registrant and the other defendants, as applicable, violated Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 thereunder by making materially false and/or misleading statements concerning the Registrant's business and operations and recklessly disregarding and/or failing to disclose, among other things, "that the [Registrant's] Connellsville plant, inventory and equipment were impaired and should have been written down" and "the effect that the [Registrant's] loss of the Rolling Rock account in August 2002 had on the carrying value of the Connellsville assets." The lawsuit further alleges that Messrs. Campbell, Deneau and Reno were engaged in a scheme to inflate the price of the Registrant's common stock in order to "(i) protect and enhance their executive positions and the substantial compensation and prestige they obtained thereby; and (ii) enhance the value of their personal


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holdings of [the Registrant's] common stock." The complaint seeks an unspecified amount of damages.

     Although the ultimate outcome of this matter cannot be determined with certainty, the Registrant believes that the complaint is without merit and it and the individual defendants intend to vigorously defend the lawsuit.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ANCHOR GLASS CONTAINER CORPORATION

                                                 /S/ PETER RENO
                                         -----------------------------------
                                         Name:  Peter T. Reno
                                         Title: Vice President and
                                                Interim Chief Financial Officer
                                                (Principal Financial Officer and
                                                Duly Authorized Officer)


Date: April 27, 2005